Number  *0*                                                         Shares  *0*

                                                               SEE REVERSE FOR
                                                               IMPORTANT NOTICE
                                                       ON TRANSFER RESTRICTIONS
                                                          AND OTHER INFORMATION


                       THIS CERTIFICATE IS TRANSFERABLE       CUSIP ___________
                      IN THE CITIES OF _________________

                           AEGIS INVESTMENT TRUST
                       a Real Estate Investment Trust
                Formed Under the Laws of the State of Maryland

    THIS CERTIFIES THAT  **Specimen**

is the owner of  **Zero (0)**

fully paid and nonassessable common shares of beneficial interest, $___ par value per share, of

                            Aegis Investment Trust

(the "Trust"), transferable on the books of the Trust by the holder hereof in person or by its duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust and Bylaws of the Trust and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

    IN WITNESS WHEREOF, the Trust has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED __________________

Countersigned and Registered:
                                      [IMPRESSION OF
               Transfer Agent            TRUST SEAL] ___________________________
                and Registrar                                          President


By:___________________________                       ___________________________
          Authorized Signature                                         Secretary

                              IMPORTANT NOTICE

    The Trust will furnish to any shareholder, on request and without charge, a full statement of the information required by Section 8-203(d) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of beneficial interest which the Trust has authority to issue and, if the Trust is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Trustees to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust of the Trust, a copy of which will be sent without charge to each shareholder who so requests. Such request must be made to the Secretary of the Trust at its principal office or to the Transfer Agent.

    The shares represented by this Certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Declaration of Trust of the Trust, (i) no Person may Beneficially or Constructively Own Common Shares of the Trust in excess of _____ percent (in value or number of shares) of the outstanding Common Shares of the Trust unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Equity Shares of the Trust in excess of _______ percent of the value of the total outstanding Equity Shares of the Trust, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Equity Shares that would result in the Trust being "closely held" under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT; and (iv) no Person may Transfer Equity Shares if such Transfer would result in Equity Shares of the Trust being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Equity Shares which cause or will cause a Person to Beneficially or Constructively Own Equity Shares in excess or in violation of the above limitations must immediately notify the Trust. If any of the restrictions on transfer or ownership are violated, the Equity Shares represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void AB INITIO. All capitalized terms in this legend have the meanings defined in the Declaration of Trust of the Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Equity Shares of the Trust on request and without charge.
Such request must be made to the Secretary of the Trust at its principal office or to the Transfer Agent.

        KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE TRUST WILL REQUIRE A BOND OF INDEMNITY AS A
          CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

    The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT____ Custodian_______
TEN ENT - as tenants by the entireties                  (cust)         (Minor)
JT TEN  - as joint tenants with right       under Uniform Gifts to Minors Act of
          of survivorship and not as        ___________________________________
          tenants in common                (State)


    Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, __________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

______________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

______________________________________________________________________________
(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

______________________ (_____________) shares of beneficial interest of the
Trust represented by this Certificate and do hereby irrevocably constitute and appoint_________________________ attorney to transfer the said shares on the books of the Trust, with full power of substitution in the premises.

Dated _________________        ________________________________________________
                               NOTICE:  THE SIGNATURE TO THIS ASSIGNMENT MUST
                               CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE
                               OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT
                               ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.